                                                                     EXHIBIT 4.2

                          LIONS GATE ENTERTAINMENT INC.

Certificate No. 1

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

      THIS NOTE, ANY COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

      THIS NOTE IS SUBJECT TO THE TERMS OF A SPECIAL REDEMPTION

PURSUANT TO WHICH THE ISSUER MAY REDEEM THE NOTE AT ANY TIME PRIOR TO JANUARY 5, 2004 UPON THE OCCURRENCE OF CERTAIN EVENTS. THIS NOTE IS ALSO SUBJECT TO A SPECIAL REPURCHASE PURSUANT TO WHICH THE ISSUER MAY BE OBLIGATED TO OFFER TO REPURCHASE THIS NOTE UPON THE OCCURRENCE OF CERTAIN EVENTS. THE SPECIAL REDEMPTION AND THE SPECIAL REPURCHASE ARE MORE FULLY DESCRIBED IN THE OFFERING CIRCULAR DATED NOVEMBER 28, 2003, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST.

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010
                               CUSIP NO. 535919AB0

      LIONS GATE ENTERTAINMENT INC., a Delaware corporation (herein called the "ISSUER"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FIFTY-MILLION DOLLARS ($50,000,000) on December 15, 2010 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

      Interest Payment Dates: June 15 and December 15, with the first payment to be made on June 15, 2004.

      Record Dates: June 1 and December 1.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      IN WITNESS WHEREOF, LIONS GATE ENTERTAINMENT INC. has caused this instrument to be duly signed.

                                        LIONS GATE ENTERTAINMENT INC.

                                        By:
                                            ------------------------------------
                                            Name:  James Keegan
                                            Title: Treasurer

Dated: December 3, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee



By:
    -------------------------------------------------
      Authorized Signatory

Dated: December 3, 2003

                          LIONS GATE ENTERTAINMENT INC.

              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010

1. INTEREST. LIONS GATE ENTERTAINMENT INC., a Delaware corporation (the "ISSUER"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. The Issuer will pay interest semi-annually on June 15 and December 15 of each year, with the first payment to be made on June 15, 2004. Interest on the Notes will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from December 3, 2003 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Holder of this Note is entitled to the benefits of Note Guarantee whereby Lions Gate Entertainment Corp., a British Columbia corporation and parent of the Issuer (the "COMPANY"), has fully and unconditionally guaranteed, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal and interest on this Note on an unsecured senior subordinated basis .

2.    MATURITY. The Notes will mature on December 15, 2010.

3. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal, Special Redemption Price, Special Repurchase Price, Optional Redemption Price or Holder Repurchase Price of the Notes. The Issuer will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this
      Note is in global form, the Issuer will pay interest on the Notes by wire transfer of immediately available funds to the account specified by the Holder. With respect to Notes held other than in global form, the Issuer will make payments by: (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, J.P. Morgan Trust Company, National Association, (the "TRUSTEE") will act as Paying Agent, Registrar and Conversion Agent. The Issuer may change any Paying Agent, Registrar or Conversion Agent without notice. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

5. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 3, 2003 (the "INDENTURE") between the Issuer, the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Issuer limited to $50,000,000 aggregate principal amount ($60,000,000 if the Placement Agents (as defined in the Indenture) have elected to exercise their over-allotment option to place an additional $10,000,000 of the Notes), except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. SPECIAL REDEMPTION. If the Merger Agreement is terminated, or the Acquisition is not consummated on or before January 5, 2004, the Issuer may, at is option, redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of such redemption by giving notice on or before January 6, 2004. Before the date of such redemption, the Issuer shall deposit accrued and unpaid interest, if any, from January 6, 2004 to the date of such redemption and direct the Escrow Agent to pay the Special Redemption Price to the Holders of Notes to be redeemed. The redemption date shall be no later than January 30. 2004.

7. OPTIONAL REDEMPTION. The Notes shall be redeemable, in whole or from time to time in part, at the option of the Issuer on any date on or after December 15, 2006 (an "Optional Redemption Date"), at an Optional Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Optional Redemption Date. Notice of any such redemption by the Issuer will be mailed at least 30 days but not more than 60 days before any Optional Redemption Date to each Holder of Notes to be redeemed at its registered address. If notice of such a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Optional Redemption Date on the Notes or portions of Notes called for such a redemption. In the event that any Optional Redemption Date is not a Business Day, the Issuer will pay the Optional Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part. The Trustee may select for redemption Notes and portions of the Notes of this series in amounts of whole multiples of $1,000. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount.

8. SPECIAL REPURCHASE. If the Acquisition is not consummated on or before January 5, 2004, the Issuer will be required to offer to repurchase all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of the special repurchase. Before the date of such repurchase, the Issuer shall deposit accrued and unpaid interest from January 6, 2004 to the date of such repurchase which shall be no later than February 9, 2004 and direct the Escrow Agent to pay the special repurchase price to the Holders of the notes that accept such offer. Holders would have until February 4, 2004 to accept such offer. To accept such offer, a Holder must deliver on or before February 4, 2004, an irrevocable written notice to the Trustee of such Holder's acceptance of such offer, together with the Notes with respect to which the Holder is accepting such offer.

9. REPURCHASE AT OPTION OF HOLDER. If a Change of Control shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is not more than 45 days after the date of the Change of Control Notice (subject to extension to comply with applicable law) for a Holder Repurchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Holder Repurchase Date upon delivery of a Change of Control Notice containing the information set forth in the Indenture.

10. CONVERSION. A Holder may convert his or her Note into Common Shares of the Company at any time prior to the close of business on December 15, 2010, or, (x) if the Note is called for redemption by the Issuer, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such Special Redemption Date or Optional Redemption Date, as the case may be, or (y) if the Note is to be repurchased by the Issuer, the Holder may convert it at any time before the close of business on the business day immediately preceding such Special Repurchase Date or Holder Repurchase Date, as the case may be. The initial conversion rate is 185.0944 Common Shares per $1,000 principal amount of Notes, or an effective initial conversion price of approximately $5.40 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Issuer will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest on, or liquidated damages with respect to, the Notes will be made. If a Holder surrenders a Note for conversion between the record date for the payment of interest and the next interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Notes have been called for redemption or Special Redemption as described in the Indenture.

      To convert a Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

      Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes and the last date on which the Issuer, the Company or any of their respective affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time).

11. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

12. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

13. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

14. MERGER OR CONSOLIDATION. The Issuer and the Company shall not consolidate with or merge into, or transfer or lease all or substantially all of their assets, whether in a single transaction or series of related transactions to any person unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer's and the Company's obligations under the Indenture and the Notes, including the conversion rights; (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Issuer and the Company deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity or inconsistency, to comply with Sections 7.1 and 14.11 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Issuer in respect of the Notes, or to add to covenants of the Issuer or the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Issuer.

16. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Issuer or the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Issuer or its subsidiaries; certain events of bankruptcy or insolvency involving the Issuer, the Company or any of the Company's subsidiaries; and failure to provide notice upon a change of control. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 5.1(e) or (f) of the Indenture with respect to the Issuer or the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Issuer and the Company must furnish an annual compliance certificate to the Trustee.

17. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Provisions (as defined in the Indenture and attached thereto). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Provisions.

18. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

               Lions Gate Entertainment Corp.
               Lions Gate Entertainment Inc.
               Marina del Rey, CA
               Facsimile:
               Attention:

[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

----------------------------------


--------------------------------------------------------------------------------
(please print or type name and address)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Dated:
       -----------------------------    ----------------------------------------
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the
                                        Securities Transfer Agents Medallion
                                        Program or in such other guarantee
                                        program acceptable to the Trustee.


Signature Guarantee:
                     -----------------------------------------------------------

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1) ____    to the Issuer, the Company or any of their respective subsidiaries;
            or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuer or the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

      [ ] The transferee is an Affiliate of the Issuer or the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

      Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

      If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                  Signed:
       -------------------------------          --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -------------------------------  ----------------------------------------
                                        NOTICE: To be executed by an executive
                                                officer

                                CONVERSION NOTICE

To convert this Note into Common Shares of the Company, check the box: [ ]

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$
 ------------------
If you want the share certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                  Signature(s):
      ----------------              --------------------------------------------
                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Note)


Signature(s) guaranteed by:
                            ----------------------------------------------------
            (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                   SCHEDULE A

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).
            -----------------------------------------------------

      The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

                                                                      Principal amount of
                                                                          this Global           Signature or
                       Amount of decrease    Amount of increase in      Note following      authorized signatory
                       in Principal amount    Principal amount of        such decrease       of Trustee or Note
Date of Exchange       of this Global Note      this Global Note         (or increase)            Custodian




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1 This is included in Global Notes only.